PNC ABSOLUTE RETURN FUND LLC
PNC ALTERNATIVE STRATEGIES FUND LLC
PNC LONG-SHORT FUND LLC
PNC ABSOLUTE RETURN TEDI FUND LLC
PNC ALTERNATIVE STRATEGIES TEDI FUND LLC
PNC LONG-SHORT TEDI FUND LLC

CERTIFICATE OF OFFICER

The undersigned, Kevin A. McCreadie, hereby certifies that he is a duly elected officer of PNC Absolute Return Fund LLC, PNC Alternative Strategies Fund LLC, PNC Long-Short Fund LLC, PNC Absolute Return TEDI Fund LLC, PNC Alternative Strategies TEDI Fund LLC, and PNC Long-Short TEDI Fund LLC(each a “Fund” and, collectively, the “Funds”), each a Delaware limited liability company, that the following resolution was adopted by the Boards of Directors of the Funds on July 31, 2009 by unanimous written consent in lieu of a meeting, and that such resolution has not been amended, rescinded, modified, revoked or superseded, and remains in full force and effect on this date:

RESOLVED, that the Directors and officers of each Fund who may be required to execute any of the Fund’s Registration Statements on Form N-2 or Form N-14, or any amendments thereto, are authorized to execute a power of attorney appointing S. Elliott Cohan, Susan Penry-Williams, Jennifer E. Vollmer or Savonne L. Ferguson, jointly and severally, their true and lawful attorneys and agents, with full power of substitution and resubstitution, to execute in their name, place and stead in their capacity as Directors or officers, or both, of each Fund, any and all such Registration Statements and amendments thereto, and any and all instruments which any said attorney and agent may deem necessary or advisable or which may be required to enable each Fund to comply with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended (“Acts”), or the Internal Revenue Code of 1986, as amended, and any rules, regulations, or requirements of the Securities and Exchange Commission with respect to the Acts, including post-effective amendments to each Fund’s Registration Statement pursuant to the Acts and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and to do and perform in the name and on behalf of each Director and/or officer of each Fund, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each said Director and/or officer might or could do in person.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 31st day of July, 2009.

/s/ Kevin A. McCreadie
Name:  Kevin A. McCreadie
Title:    President